EXHIBIT 10.1

Preferred Pricing Plan for D&B Risk Management Solutions (11-07)
This Preferred Pricing Plan for D&B Risk Management Solutions (“PPP”) is subject to the Terms and Conditions set forth below in addition to the Master Agreement between Customer and D&B and constitutes an “Order” under the Master Agreement. Such Master Agreement means the Master Agreement between the parties dated June 17, 2002. Notwithstanding anything to the contrary contained in the Master Agreement, this Order constitutes Customer’s binding commitment for the term of this Order. Customer may make Services under this PPP available to entities located in the United States that are subsidiaries, divisions or affiliates, wholly-owned or controlled by Customer (“US Affiliates”) and identified on a “Schedule of Affiliates” attached to this Order and signed by the parties and that are not currently eligible to receive any Included Services under an existing agreement with D&B to support their respective US businesses.

Customer Name: Advanta Bank Corp.			Governing MA DUNS #:
122683253
Effective Date: March 19, 2008	Schedule of Affiliates:	Customer:
	Yes - See Attached	☐ New ☑ Existing	Subscriber #:
004012511
Initial Term: 1 Year		☐ MDP Conversion
PPP Terms and Conditions
Customer shall have access to all products and services listed on attached Appendix A (“Included Services”) subject to the following:
1.	The term of this Order shall commence on the Effective Date and continue for the Initial Term. Each 12 month period beginning on the Effective Date is referred to herein as a (“Contract Year”).

2.	In consideration of Customer’s payment of the fee for each Contract Year as set forth below (“PPP Fee”), Customer shall be entitled to receive an unlimited amount of Included Services, subject to usage limits on selected products and services included within the Included Services (which limits are referred to as “Product Usage Limits”), determined by reference to the applicable pricing set forth below (subject to Customer’s band discount set forth below);

3.	Any use of Included Services in excess of the applicable Product Usage Limits during a particular Contract Year shall be billed to Customer at the below referenced pricing, including applicable band discount;

4.	The use of Included Services under this Order applies to Customer as it exists on the Effective Date, and may be used by Customer only to support its U.S. business. Any change to Customer via merger or acquisition (including the acquisition of a portfolio), shall require a written addendum between D&B and Customer to reflect such change, which addendum shall include the applicable revised PPP Fee(s).

PPP Fee	Band Discount: Band 6	Product Usage Limits (per Contract Year)
Contract Year 1: $1,117,083
Contract Year 2:	Applicable Pricing: D&B’s published pricing	☑ International Reports
Contract Year 3:	for 2008	15 % of PPP Fee
Annual Service Fee: $717

ADDITIONAL PRICING TERMS:
1.	Notwithstanding the PPP Fee for any Contract Year(s) indicated above, the PPP Fee for any Contract Year following Contract Year 1 shall include 50% of the amount, if any, by which Customer’s usage in the previous Contract Year exceeded three (3) times times the PPP Fee for such Contract Year. For purposes of clarification Customer shall not be charged any retroactive fees (i.e. “true-ups”) for previous Contract Years.

2.	Customer’s actual usage for a particular Contract Year and the PPP Fee for the subsequent Contract Year shall be determined by D&B by reference to the above referenced pricing, including applicable band discount and communicated to Customer within thirty (30) days after the end of the applicable Contract Year.

3.	PPP Fees include the Annual Service Fee, and are non-refundable, and unused amounts may not be carried over to subsequent Contract Years.

4.	In the event Customer does not renew this Order prior to or on the expiration date, Customer may continue to receive Services, provided that Customer will pay D&B’s then current published pricing (subject to Customer’s discount associated with the prior Contract Year PPP Fee set forth herein) for such Included Services for the sixty day period following the expiration date.
Payment Terms: ☑ Annual Eff. Date           ☐ Annual Eff. Date 30/60           * ☐ Other Blank
Payment Method: ☐ Invoice (Payment due upon receipt of Invoice) P.O.#:                                ☐ Credit Card
Payment Terms Fee:
Contract Year Payment Terms Fee*: Complete if “Other “ Selected Above
Contract Year 1:
Contract Year 2:
Contract Year 3:
1. Payment Terms Fees are separate from the PPP fee and not considered an Included Service. *The Payment Terms Fee for each subsequent year shall increase at the same percentage rate as the PPP fee for the Renewal Term of the Order, indicated above, for the immediately preceding Contract Year.
2. Monthly & Quarterly payment terms for subsequent Contract Years will only be approved provided all payments due in the preceding year were received in a timely manner per the terms set forth herein. In the event payments from the preceding year were not received in a timely manner, payment terms will revert to Annual Effective Date or Annual Effective Date 30/60 and no payment terms fee will apply.

AGREED TO BY:

DUN & BRADSTREET, INC.	CUSTOMER

Approved:	Company Name: Advanta Bank Corp

Authorized Signature: /s/ Joseph Di Bartolomeo	Authorized Signature: /s/ Kevin Walsh

Name (Please Print): Joseph Di Bartolomeo	Name (Please Print): Kevin Walsh

Title: Senior Vice President Strategic Customer Solutions	Title: Senior Vice President

Date: March 12, 2008	Date: March 13, 2008
CUSTOMER BILL TO ADDRESS:

Company Name: Advanta Bank Corp

Address: Welsh and McKean Roads

City: Spring House	State: PA			Zip: 19477

Attention: Kevin Walsh

Telephone #: 215-444-5673		Fax #:

D&B D-U-N-S #: 122683253	E-Mail: kwalsh@advanta.com		Purchase Order#:

SUBSCRIBER #: 004012511

CUSTOMER SHIPPING INFORMATION:

Company Name: Advanta Bank Corp

Address*: Welsh and McKean Roads

City: Spring House	State: PA			Zip: 19477

Attention: Kevin Walsh

RM Name: Jay McGrath	RM #: 115920	Center	#: 3126

RM Telephone #: 610-984-3862	Ext:	E-Mail: mcgrathj@dnb.com

RM Fax: 866-368-9190	ORC:

*	Attach usage address, if different (Attach Schedule of Affiliates for participating points.)

Appendix A
Included Services
RMS TRANSACTIONAL PRODUCTS

Bankers Advisory Service	Industry Norm Report
Business Background Report	Insurance Reports
Business Information Report	International Reports (except Country Risk), subject to usage limit
Comprehensive Report	Standard Investigations (other than priority)
Credit Advisory System	Payment Analysis Report
Credit Check Report	Predictive Scoring Reports
D&B ID and Rating Lookup	Public Records
Data Integration Packets	RAM Data Packets
DUNS Financial Profile	Report Refresh Service*
DunsLink Standard Packets	SBRI Reports (for SBRI participants only)
Global DecisionMaker Reports	Text Sections
Government Activity Report	Financial Stress Scoring Report

Risk Scoring Report

*	Customer is required to license Report Refresh Service under a new Order if this PPP is not renewed.
Note:  Small Business Risk Account Score (SBRAS), Small Business Risk Portfolio Score (SBRPS), and Patriot Act products are not included in your PPP Fee.